UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2004

Commission File No. 001-12392

NDCHealth Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	58-0977458
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

NDC Plaza, Atlanta, Georgia	30329-2010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 728-2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 20, 2004, NDCHealth Corporation (the “Corporation”) entered into Letter Amendment No. 5 to the Credit Agreement, dated as of November 26, 2002, among the Corporation, the Lenders and agents from time to time party thereto, Merrill Lynch Capital, as Administrative Agent and Swing line Lender, Credit Suisse First Boston, as Syndication Agent, Bank of America, N.A., as Documentation Agent and LaSalle Bank National Association, as L/C Issuer, as amended by Letter Amendment and Waiver No. 1 dated as of May 27, 2003, Letter Amendment No. 2 dated as of August 29, 2003, Amendment No. 3 dated as of December 19, 2003 and Letter Amendment No. 4 dated as of January 22, 2004 (as so amended, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Credit Agreement. Merrill Lynch Capital acted as Administrative Agent with respect to Letter Amendment No. 5.

Letter Amendment No. 5, among other things, amends certain negative covenants, including certain financial covenants, made by the Corporation under the Credit Agreement, which amendments afford the Corporation greater operating flexibility throughout fiscal 2005. Those amendments, among other things, revise the Corporation’s permitted Maximum Consolidated Total Leverage Ratio for the remainder of fiscal 2005, and increase the permitted maximum lease obligations of the Corporation, with some exceptions, to $25,000,000.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1	Press Release dated August 24, 2004, announcing an amendment to the Corporation’s senior secured credit facility.

Exhibit 99.2	Letter Amendment No. 5 to Credit Agreement dated as of August 20, 2004 by and among the Corporation, Merrill Lynch Capital, and the Lenders and agents from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHealth Corporation (Registrant)

By:	/s/ James W. FitzGibbons
James W. FitzGibbons
Vice President and Chief Accounting Officer

Date: August 24, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 24, 2004, announcing an amendment to the Corporation’s senior secured credit facility.

99.2	Letter Amendment No. 5 to Credit Agreement dated as of August 20, 2004 by and among the Corporation, Merrill Lynch Capital, and the Lenders and agents from time to time party thereto.